Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-168080) previously filed by Clicker Inc., of our report, dated December 27, 2012, on our audits of the consolidated financial statements of Clicker Inc. and subsidiaries for each of the two years in the period ended August 31, 2012.

/s/ KABANI & COMPANY, INC.

Los Angeles, California
December 27, 2012